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                                 Securities Exchange Act of 1934--Form 8-K B-2-5
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     March 7, 1997
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                     INTERACTIVE MEDICAL TECHNOLOGIES LTD.
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            (Exact name of registrant as specified in its charter)


        Delaware                       0-21384                  13-3367421
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(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)*         Identification No.)

    1717 Stewart Street Santa Monica, California                  90404
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     (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:  310    586-5555
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         (Former name or former address, if changed since last report)

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     *This is the file number assigned by the Commission under the Securities
Exchange Act of 1934 and not the file number of registration statements filed under the Securities Act of 1933. (Editor)

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Item 5.   Other Material Events

          During the month of March, 1997, the Registrant concluded four (4) separate issuances of its Convertible Debentures to non-U.S. persons pursuant to the provisions of Regulation S. These Convertible Debentures, in the face amounts of $85,000, $17,000, $10,000 and $5,000, respectively, each have a term of 365 days and are convertible at any time at the option of the holder at a conversion price to be calculated by applying a 35% discount to the average bid price of the Registrant's common stock for a five (5) day period immediately prior to conversion, with a floor of $.08 and a ceiling of $.14 per share.

          In addition, also during the month of March, 1997, the Registrant sold, to Credit Suisse, a total of 5,000,000 of its common shares at $.09 per share and warrants to purchase an additional 3,000,000 common shares at an exercise price of $.09 per share for total consideration of $450,000. This transaction was effected pursuant to the terms and conditions of Regulation S.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       INTERACTIVE MEDICAL TECHNOLOGIES LTD.
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                                                    (Registrant)


                                       /s/ Peter Benz
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                                                     (Signature)

Peter Benz, President
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                      Print name and title of signing officer.

Date  April 14, 1997
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